Exhibit 99.1
MARKETWISE, LLC
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$241,532	$114,422
Accounts receivable	8,965	12,398
Prepaid expenses	7,911	8,530
Related party receivables	775	874
Related party notes receivable, current	292	—
Restricted cash	500	505
Deferred contract acquisition costs	68,548	42,019
Other current assets	2,087	1,889
Total current assets	330,610	180,637
Property and equipment, net	1,300	1,417
Operating lease right-of-use assets	11,826	12,337
Intangible assets, net	9,496	5,278
Goodwill	23,338	18,101
Deferred contract acquisition costs, noncurrent	113,029	65,217
Related party notes receivable, noncurrent	861	1,148
Other assets	715	678
Total assets	$491,175	$284,813
Liabilities and members’ deficit
Current liabilities:
Trade and other payables	$4,718	$11,969
Related party payables, net	1,231	2,515
Accrued expenses	65,258	32,134
Deferred revenue and other contract liabilities	324,675	278,267
Derivative liabilities	662	—
Operating lease liabilities	1,223	1,077
Other current liabilities	24,805	19,576
Total current liabilities	422,572	345,538
Class B Units - related party	1,235,648	593,235
Deferred revenue and other contract liabilities, noncurrent	382,797	254,481
Derivative liabilities, noncurrent	1,955	4,343
Operating lease liabilities, noncurrent	7,512	7,826
Total liabilities	2,050,484	1,205,423
Commitments and Contingencies	—	—
Members’ deficit:
Class A members’ units, 528,519 and 547,466 units issued and outstanding at June 30, 2021 and December 31, 2020, respectively	(1,552,174)	(914,728)
Accumulated other comprehensive income (loss)	(118)	(17)
Total members’ deficit	(1,552,292)	(914,745)
Non-controlling interest	(7,017)	(5,865)
Total members’ deficit attributable to MarketWise	(1,559,309)	(920,610)
Total liabilities, non-controlling interest, and members’ deficit	$491,175	$284,813
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenue	$141,884	$81,905	$261,225	$157,739
Related party revenue	246	890	619	1,438
Total net revenue	142,130	82,795	261,844	159,177
Operating expenses:
Cost of revenue (1) (2)	26,826	27,477	159,638	42,158
Sales and marketing (1) (2)	56,926	49,241	148,711	89,573
General and administrative (1) (2)	64,661	84,498	572,090	120,951
Research and development (2)	1,927	1,190	3,705	2,217
Depreciation and amortization	696	662	1,447	1,273
Related party expense	27	(17)	47	32
Total operating expenses	151,063	163,051	885,638	256,204
Loss from operations	(8,933)	(80,256)	(623,794)	(97,027)
Other income (expense), net	530	(1,067)	303	(863)
Interest income, net	7	367	12	472
Net loss	(8,396)	(80,956)	(623,479)	(97,418)
Net loss attributable to non-controlling interests	(501)	(911)	(1,131)	(872)
Net loss attributable to MarketWise	$(7,895)	$(80,045)	$(622,348)	$(96,546)

Net loss per unit – basic and diluted:
Class A units - distributed earnings per unit	$2.23	$15.30	$28.57	$120.57
Class A units - undistributed loss per unit	(17.17)	(161.51)	(1,206.10)	(296.56)
Class A units - net loss per unit	$(14.94)	$(146.21)	$(1,177.53)	$(175.99)

Class B units - distributed earnings per unit	$0.87	$11.59	$11.60	$76.88
Class B units - undistributed (loss) earnings per unit	—	—	—	—
Class B units - net income per unit	$0.87	$11.59	$11.60	$76.88

(1) Included within cost of revenue, sales and marketing, and general and administrative expenses are stock-based compensation expenses as follows (see Note 9):
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Vested Class B units and change in fair value of Class B liability awards	$46,989	$72,870	$642,413	$61,054
Profits distributions to Class B unitholders	456	5,757	6,107	38,070
Total stock-based compensation expense	$47,445	$78,627	$648,520	$99,124

(2) Cost of revenue, sales and marketing, general and administrative, and research and development expenses are exclusive of depreciation and amortization shown as a separate line item
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(8,396)	$(80,956)	$(623,479)	$(97,418)
Other comprehensive (loss) income:
Cumulative translation adjustment	(84)	103	(101)	27
Total comprehensive loss	$(8,480)	$(80,853)	$(623,580)	$(97,391)
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Condensed Consolidated Statement of Members’ Deficit (Unaudited)
(In thousands, except unit data)

	Class A Members’ units		Accumulated Other Comprehensive Income (Loss)	Total Members’ Deficit	Noncontrolling Interest	Total Members’ Deficit Attributable to MarketWise
	Shares	Amount
Balance at January 1, 2020	605,352	$(262,293)	$(3)	$(262,296)	$(5,768)	$(268,064)
Class A units transferred to Class B	(57,886)	—	—	—	—	—
Foreign currency translation adjustments	—	—	27	27	—	27
Acquisition of noncontrolling interest - TradeSmith	—	(12,295)	—	(12,295)	3,131	(9,164)
Distributions	—	(66,145)	—	(66,145)	(423)	(66,568)
Net loss	—	(96,546)	—	(96,546)	(872)	(97,418)
Balance at June 30, 2020	547,466	$(437,279)	$24	$(437,255)	$(3,932)	$(441,187)

Balance at January 1, 2021	547,466	$(914,728)	$(17)	$(914,745)	$(5,865)	$(920,610)
Class A units transferred to Class B	(18,947)	—	—	—	—	—
Acquisition of Chaikin	—	—	—	—	810	810
Foreign currency translation adjustments	—	—	(101)	(101)	—	(101)
Distributions	—	(15,098)	—	(15,098)	(831)	(15,929)
Net loss	—	(622,348)	—	(622,348)	(1,131)	(623,479)
Balance at June 30, 2021	528,519	$(1,552,174)	$(118)	$(1,552,292)	$(7,017)	$(1,559,309)
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(623,479)	$(97,418)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,447	1,273
Stock-based compensation	43,880	11,258
Change in fair value of derivative liabilities – Class B Units	598,533	49,796
Change in fair value of derivative liabilities – other	(1,726)	997
Unrealized losses on foreign currency	(79)	29
Noncash lease expense	908	1,481
Gain on sale of cryptocurrencies	(105)	—
Changes in operating assets and liabilities:
Accounts receivable	3,433	(614)
Related party receivables and payables, net	(1,185)	(5,151)
Prepaid expenses	619	(595)
Other current assets and other assets	(83)	(384)
Cryptocurrency intangible assets	109	31
Deferred contract acquisition costs	(74,341)	(22,091)
Trade and other payables	(7,172)	3,403
Accrued expenses	32,946	654
Deferred revenue	172,849	78,266
Operating lease liabilities	(565)	(1,333)
Other current and long-term liabilities	5,229	5,597
Net cash provided by operating activities	151,218	25,199
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(7,139)	—
Acquisition of non-controlling interests, including transaction costs	—	(9,164)
Purchases of property and equipment	(62)	(214)
Purchases of intangible assets	(857)	—
Capitalized software development costs	(20)	—
Net cash used in investing activities	(8,078)	(9,378)
Cash flows from financing activities:
Principal payments on long-term debt – related party	—	(5,390)
Issuance of related party notes receivable	(292)	(1,437)
Proceeds from related party notes receivable	287	5,446
Distributions to members	(15,098)	(66,145)
Distributions to noncontrolling interests	(831)	(423)
Net cash used in financing activities	(15,934)	(67,949)
Effect of exchange rate changes on cash	(101)	27
Net increase in cash, cash equivalents and restricted cash	127,105	(52,101)
Cash, cash equivalents and restricted cash — beginning of period	114,927	172,084
Cash, cash equivalents and restricted cash — end of period	$242,032	$119,983
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
1.Organization
Description of Business
MarketWise, LLC (“MarketWise,” the “Company,” “we,” “us,” or “our”; formerly Beacon Street Group, LLC) was organized in January 2013 (while our original operating brand was founded in 1999) and provides independent investment research for investors around the world. We believe we are a leading content and technology multi-brand platform for self-directed investors. We offer a comprehensive portfolio of high-quality, independent investment research, as well as several software and analytical tools, on a subscription basis.
While our headquarters are in Baltimore, Maryland, we operate multiple subsidiaries in the United States. We also have operations in China and Singapore.
The Company is a limited liability company and is treated as a pass-through entity for tax purposes. As a result, the members are responsible for all tax payments and the Company does not pay taxes on behalf of its members.
2.Summary of Significant Accounting Policies
Basis of Consolidation
The accompanying consolidated financial statements include the accounts of MarketWise and its wholly owned subsidiaries (collectively, the “Company” “we,” “us,” or “our”). The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances and transactions have been eliminated in consolidation.
The accompanying statements of operations include expenses for certain functions historically performed by a related party, including general corporate services, such as legal, accounting, treasury, information technology, human resources and administration. These expenses are based primarily on direct usage when identifiable, direct capital expenditures or other relevant allocations during the respective periods. We believe the assumptions underlying the accompanying consolidated financial statements, including the assumptions regarding these expenses from this related party, are reasonable. Actual results may differ from these expenses, assumptions and estimates. The amounts recorded in the accompanying consolidated financial statements are not necessarily indicative of the actual amount of such indirect expenses that would have been recorded had we been a separate independent entity.
Unaudited Interim Financial Information
The accompanying unaudited consolidated financial statements and the related footnote disclosures have been prepared by the Company in accordance with GAAP for interim financial reporting and as required by Rule 10-01 of Regulation S-X. Accordingly, the unaudited consolidated financial statements may not include all of the information and notes required by GAAP for audited financial statements. The year-end December 31, 2020 consolidated balance sheet data included herein was derived from audited financial statements but does not include all disclosures required by GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of items of a normal and recurring nature, necessary to present fairly the Company’s financial position as of June 30, 2021, the results of operations, comprehensive income (loss), members’ deficit and cash flows for the three and six months ended June 30, 2021 and 2020. The results of operations for the three and six months ended June 30, 2021 and 2020 are not necessarily indicative of the results to be expected for the full year. The information contained herein should be read in conjunction with the audited financial statements for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s management considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through the date of issuance of these financial statements.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made in the accompanying financial statements include, but are not limited to, the fair value of common units, derivatives, valuation of assets acquired and liabilities assumed in business combinations, useful lives of intangible assets with definite lives, benefit period of deferred contract acquisition costs, determination of standalone selling prices, estimated life of lifetime customers, recoverability of goodwill and long-lived assets, the incremental borrowing rates to calculate lease liabilities and right-of-use (“ROU”) assets and certain accruals. We evaluate our estimates and assumptions on an ongoing basis using historical experience and other factors and adjust those estimates and assumptions when facts and circumstances dictate. Actual results could differ from those estimates.
Segment Information
Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by our chief operating decision-maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s Chief Executive Officer serves as the CODM.
Based on the financial information presented to and reviewed by our CODM in assessing our performance and for the purposes of allocating resources, we have determined our operating subsidiaries represent individual operating segments with similar economic characteristics that meet the criteria for aggregation into a single reporting segment for financial statement purposes. Accordingly, we have a single reportable segment.
Long-lived assets outside the United States were immaterial as of June 30, 2021 and December 31, 2020.
Derivative Financial Instruments
From time to time, we utilize instruments which may contain embedded derivative instruments as part of our overall strategy to compensate and retain key employees and independent contractors (see Derivative Financial Instruments note below for additional information). Our derivative instruments are recorded at fair value on the consolidated balance sheets. Our derivative instruments have not been designated as hedges; therefore, both realized and unrealized gains and losses are recognized in earnings. For the purposes of cash flow presentation, realized and unrealized gains or losses are included within cash flows from operating activities. Upfront cash payments received upon the issuance of derivative instruments are included within cash flows from financing activities within the consolidated statements of cash flows.
Stock-Based Compensation
As part of our compensation and retention strategy, we grant incentive compensation units (“Class B Units”) to certain key employees, which are profit interests for United States federal income tax purposes. The Class B Units are accounted for as a substantive class of equity and allow the recipient to realize value only to the extent that the value of the award appreciates.
The Class B Units contain service-based vesting conditions and have different vesting terms depending upon the employee which range from vesting immediately to eight years; vesting is accelerated upon our initial public offering. Compensation cost is recognized on a straight-line basis over the requisite service period until vesting for the entire award, but will at least equal the number of vested units determined by the underlying vesting schedule. Forfeitures are accounted for in the period in which they occur.
The Class B Units are subject to a put and call option whereby we may elect to redeem or be required to redeem these units at a value determined by a predefined formula based on a multiplier of the Company’s net income as defined by management. Employees may not exercise the put option until 25 months have elapsed from the issuance date. Since the redemption price is not representative of fair value, the employees are not considered to be subject to the risks and rewards of share ownership, and the Class B Units are classified as liabilities in the accompanying consolidated balance sheet. The liability for Class B units is remeasured to fair value at the end of each reporting period.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
Since Class B Units are classified as liabilities, all cash distributions made to the unitholders of the Class B Units pursuant to our operating agreement are considered to be stock-based compensation expenses.
Stock-based compensation expenses are included in cost of revenue, sales and marketing, and general and administrative expenses in a manner consistent with the employee’s salary and benefits in the consolidated statements of operations.
As more fully described in Note 14, Subsequent Events, the Company completed its SPAC transaction in July 2021, and all Class B Units fully vested as of the transaction date, and the put and call option ceased to exist under the terms of the existing operating agreement. As such, the Class B Units liability was reclassified to equity and is no longer a liability award and will not be deemed to be stock-based compensation expense after the transaction date. See also Note 9, Stock-Based Compensation.
Fair Value Measurement
Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. GAAP establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:
Level 1—Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active;
Level 3— Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The carrying amount of our financial instruments, including accounts receivable, trade and other payables, accrued expenses and related party receivables and payables, approximate their respective fair values because of their short maturities. The fair value of stock-based compensation liabilities for Class B Units and derivatives liabilities associated with our deferred compensation arrangements were determined using unobservable Level 3 inputs. We have not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.
3.Revenue Recognition
Disaggregation of revenues
The following table depicts the disaggregation of revenue according to customer type and is consistent with how we evaluate our financial performance. We believe this depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

	Three Months Ended June 30, 2021
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$140,884	$—	$—	$—	$140,884
Transferred at a point in time	—	635	246	365	1,246
Total	$140,884	$635	$246	$365	$142,130

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)

	Three Months Ended June 30, 2020
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$80,619	$—	$—	$—	$80,619
Transferred at a point in time	—	662	890	624	2,176
Total	$80,619	$662	$890	$624	$82,795

	Six Months Ended June 30, 2021
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$258,531	$—	$—	$—	$258,531
Transferred at a point in time	—	1,545	619	1,149	3,313
Total	$258,531	$1,545	$619	$1,149	$261,844

	Six Months Ended June 30, 2020
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$155,922	$—	$—	$—	$155,922
Transferred at a point in time	—	1,006	1,438	811	3,255
Total	$155,922	$1,006	$1,438	$811	$159,177
Revenue recognition by subscription type was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Lifetime subscriptions	$49,867	$33,035	$90,031	$62,088
Term subscriptions	91,017	47,584	168,500	93,834
Non-subscription revenue	1,246	2,176	3,313	3,255
Total	$142,130	$82,795	$261,844	$159,177
Revenue for the Lifetime and Term subscription types are determined based on the terms of the subscription agreements. Non-subscription revenue consists of revenue from advertising and other revenue.
Net revenue by principal geographic areas was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
United States	$141,599	$82,163	$260,873	$157,773
International	531	632	971	1,404
Total	$142,130	$82,795	$261,844	$159,177
Revenue by location is determined by the billing entity for the customer.
Contract Balances
The timing of revenue recognition, billings, cash collections and refunds affects the recognition of accounts receivable, contract assets and deferred revenue. Our current deferred revenue balance in the consolidated balance

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
sheets includes an obligation for refunds for contracts where the provision for refund has not lapsed. Accounts receivable, deferred revenue and obligation for refunds are as follows:

	As of
	June 30, 2021	December 31, 2020
Contract balances
Accounts receivable	$8,965	$12,398
Obligations for refunds	4,781	3,448
Deferred revenue – current	319,894	274,819
Deferred revenue – non-current	382,797	254,481
We recognized $81,840 and $48,907 of revenue during the three months ended June 30, 2021 and 2020, and $176,678 and $112,978 during the six months ended June 30, 2021 and 2020, respectively, that was included within the beginning contract liability balance of the respective periods. The Company has collected all amounts included in deferred revenue other than $8,965 and $12,398 as of June 30, 2021 and December 31, 2020, respectively, related to the timing of cash settlement with credit card processors.
Assets Recognized from Costs to Obtain a Contract with a Customer
The following table presents the opening and closing balances of our capitalized costs associated with contracts with customers:

Balance at January 1, 2021	$107,236
Sales commissions – additions	43,770
Revenue share fees – additions	62,491
Amortization of capitalized costs	(31,920)
Balance at June 30, 2021	$181,577
We did not recognize any impairment on capitalized costs associated with contracts with customers for the three and six months ended June 30, 2021 and 2020.
Remaining Performance Obligations
As of June 30, 2021, the Company had $707,472 of remaining performance obligations presented as deferred revenue in the consolidated balance sheets. We expect to recognize approximately 46% of that amount as revenues over the next twelve months, with the remainder recognized thereafter.
4.Acquisitions
Chaikin
On January 21, 2021, we acquired 90% ownership of Chaikin Holdings LLC (“Chaikin”) a provider of analytical tools and software for investors, for cash of $7,139, net of cash acquired. We acquired Chaikin to expand our product offerings and our customer base. The Chaikin acquisition was accounted for using the acquisition method of accounting for business combinations. The purchase price allocation is preliminary pending completion

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
of valuations of certain acquired assets and liabilities. The following table summarizes the fair value of assets acquired and liabilities assumed as of the acquisition date:

Cash	$151
Other current assets	152
Customer relationships	3,664
Tradenames	657
Software	247
Goodwill	5,237
Other noncurrent assets	443
Total assets acquired	10,551
Liabilities assumed	(2,451)
Net assets acquired	$8,100

Cash consideration	$7,290
Non-controlling interest	810
Total consideration	$8,100
The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill. The goodwill arising from the acquisition is largely attributable to synergies which we expect to achieve from cross-marketing and providing complementary products to our existing and acquired customers, and is expected to be fully deductible for tax purposes. The acquired intangible assets of Chaikin are amortized over their estimated useful lives. Accordingly, the trade name will be amortized over 8.5 years and customer relationships will be amortized over 6 years. Amortization for the acquired intangible assets was $206 and $362 for the three and six months ended June 30, 2021, respectively.
TradeSmith
On January 5, 2020, we acquired the noncontrolling interest of 25% in an affiliate, TradeSmith, to obtain 100% ownership for $9,164, including transaction costs. We incurred transaction costs of $164 during the three months ended March 31, 2020 and elected to record these costs as a reduction in equity.
5.Goodwill and Intangible Assets, Net
Goodwill
The changes in the carrying amounts of goodwill are as follows:

Balance at January 1, 2021	$18,101
Acquisition of Chaikin	5,237
Balance at June 30, 2021	$23,338

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
Intangible assets, net
Intangible assets, net consisted of the following as of the dates indicated:

	June 30, 2021
	Cost	Accumulated Amortization	Net Book Value	Weighted-Average Remaining Useful Life (in years)
Finite-lived intangible assets:
Customer relationships	$12,369	$(7,491)	$4,878	4.8
Tradenames	3,578	(1,637)	$1,941	5.8
Capitalized software development costs	2,762	(1,137)	1,625	3.4
Finite-lived intangible assets, net	18,709	(10,265)	8,444

Indefinite-lived intangible assets:
Cryptocurrencies	—	—	—
Internet domain names	1,052	—	1,052
Indefinite-lived intangible assets, net	1,052	—	1,052
Intangible assets, net	$19,761	$(10,265)	$9,496

	December 31, 2020
	Cost	Accumulated Amortization	Net Book Value	Weighted-Average Remaining Useful Life (in years)
Finite-lived intangible assets:
Customer relationships	$8,705	$(6,675)	$2,030	2.7
Tradenames	2,921	(1,433)	1,488	4.9
Capitalized software development costs	2,495	(934)	1,561	3.8
Finite-lived intangible assets, net	14,121	(9,042)	5,079

Indefinite-lived intangible assets:
Cryptocurrencies	4	—	4
Internet domain names	195	—	195
Indefinite-lived intangible assets, net	199	—	199
Intangible assets, net	$14,320	$(9,042)	$5,278
We recorded amortization expense related to finite-lived intangible assets of $582 and $524 for the three months ended June 30, 2021 and 2020, and $1,223 and $1,046 for the six months ended June 30, 2021 and 2020, respectively, within depreciation and amortization in the accompanying consolidated statement of operations. These amounts include amortization of capitalized software development costs of $102 and $104 for the three months ended June 30, 2021 and 2020, and $203 and $207 for the six months ended June 30, 2021 and 2020, respectively.
We recorded additions to capitalized software development costs of $267 for the six months ended June 30, 2021. This amount includes acquired software of $247.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
As of June 30, 2021, the total expected future amortization expense for finite-lived intangible assets is as follows:

Remainder of 2021	$1,026
2022	2,090
2023	1,926
2024	1,436
2025	1,005
Thereafter	961
Finite-lived intangible assets, net	$8,444
6.Fair Value Measurements
The following tables summarize our financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy as of the dates indicated:

	June 30, 2021
	Level 1	Level 2	Level 3	Aggregate Fair Value
Assets:
Money market funds	$101,503	$—	$—	$101,503
Total assets	101,503	—	—	101,503
Liabilities:
Derivative liabilities, current	—	—	662	662
Derivative liabilities, noncurrent	—	—	1,955	1,955
Class B Units - related party	—	—	1,235,648	1,235,648
Total liabilities	$—	$—	$1,238,265	$1,238,265

	December 31, 2020
	Level 1	Level 2	Level 3	Aggregate Fair Value
Assets:
Money market funds	$25,016	$—	$—	$25,016
Total assets	25,016	—	—	25,016
Liabilities:
Derivative liabilities, noncurrent	—	—	4,343	4,343
Class B Units - related party	—	—	593,235	593,235
Total liabilities	$—	$—	$597,578	$597,578
The level 3 liabilities relate to our Class B Units and certain employee and non-employee contracts with embedded derivatives, see Note 8, Derivative Financial Instruments and Note 9, Stock-Based Compensation.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
The following table summarizes the change in fair value of the derivative liabilities during the six months ended June 30, 2021 and 2020:

Balance at January 1, 2021	$597,578
Change in fair value of derivative instruments	(1,726)
Incremental Class B Units	43,880
Change in fair value of Class B Units	598,533
Balance at June 30, 2021	$1,238,265

Balance at January 1, 2020	$119,307
Change in fair value of derivative instruments	997
Incremental Class B Units	11,258
Change in fair value of Class B Units	49,796
Balance at June 30, 2020	$181,358
The following table summarizes the change in fair value of the Class B Units by income statement line item during the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$10,446	$13,848	$112,389	$9,885
Sales and marketing	840	1,022	8,263	1,022
General and administrative	35,703	57,616	477,881	38,889
Total change in fair value of Class B Units	$46,989	$72,486	$598,533	$49,796
To derive the fair value of the Class B Units, we estimated the fair value of Class B Units using a valuation technique. For more information regarding the valuation of the Class B Units, see Note 9, Stock-Based Compensation.
7.Balance Sheet Components
Property and Equipment, Net
Property and equipment, net consists of the following:

		As of
	Estimated Useful Lives	June 30, 2021	December 31, 2020
Furniture and fixtures	5 years	$960	$960
Computers, software and equipment	3 years	1,327	1,220
Leasehold improvements	Shorter of estimated useful life or remaining term of lease	1,278	1,278
		3,565	3,458
Less: Accumulated depreciation and amortization		(2,265)	(2,041)
Total property and equipment, net		$1,300	$1,417
Depreciation and amortization expense for property and equipment was $114 and $138 for the three months ended June 30, 2021 and 2020, and $224 and $226 for the six months ended June 30, 2021 and 2020, respectively.
Accrued Expenses

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
Accrued expenses consist of the following:

	As of
	June 30, 2021	December 31, 2020
Commission and variable compensation	$45,456	$17,271
Payroll and benefits	3,437	3,645
Other accrued expenses	16,365	11,218
Total accrued expenses	$65,258	$32,134
8.Derivative Financial Instruments
As part of our compensation and employee retention strategy, we entered into contracts with key employees and independent contractors which contain embedded derivatives. These contracts are intended to compensate the employees or independent contractors for services provided and retain their future services. These embedded derivative instruments are issued in the form of phantom interests in Net Income, as defined by our board of directors, that grant the holder value equal to a percentage of Net Income multiplied by a price multiple, or contain an option that granted appreciation rights upon exercise, and which become exercisable upon occurrence of an initial public offering. All derivative instruments are recorded at fair value as derivative liabilities on our consolidated balance sheets.
As of June 30, 2021, there are embedded derivative instruments outstanding. The following table presents information on the location and amounts of derivative instruments gains and losses:

		Three Months Ended June 30,		Six Months Ended June 30,
		2021	2020	2021	2020
Derivatives Not Designated as Hedging Instruments	Location of Gain (Loss) Recognized in Income Statement
Phantom Interests in Net Income	Other income, net	$394	$(1,124)	$—	$(997)
Phantom Interests in Net Income	General and administrative	2,388	—	2,388	—
Option	General and administrative	(662)	—	(662)	—
Total		$2,120	$(1,124)	$1,726	$(997)
See Fair Value Measurements note for more information regarding the valuation of our derivative instruments.
9.Stock-Based Compensation
Class B Units
We recognized stock-based compensation expenses of $47,445 and $78,627 for the three months ended June 30, 2021 and 2020, and $648,520 and $99,124 for the six months ended June 30, 2021 and 2020, respectively. These amounts include profits distributions to Class B unitholders of $456 and $5,757 for the three months ended June 30, 2021 and 2020, and $6,107 and $38,070 for the six months ended June 30, 2021 and 2020, respectively. The amount

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
of stock-based compensation expense included in each of the line items in the accompanying consolidated statement of operations is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$10,568	$15,058	$124,916	18,226
Sales and marketing	840	1,022	14,910	2,225
General and administrative	36,037	62,547	508,694	78,673
Total stock based-compensation expense	$47,445	$78,627	$648,520	$99,124
The following is a rollforward of Class B Units activity for the six months ended June 30, 2021:

Unvested at January 1, 2021	75,044
Granted	17,690
Vested	(29,848)
Unvested at June 30, 2021	62,886
The weighted-average grant-date fair value of Class B Units granted was $2,195.16 and $178.69 per unit during the six months ended June 30, 2021 and 2020, respectively.
Because the Class B Units are not publicly traded, the Company must estimate the fair value of its Class B Units in each reporting period. The fair values of Class B Units were estimated by the Company’s board of managers based on the Company’s equity value. The Company’s board of managers considered, among other things, contemporaneous valuations of the Company’s equity value prepared by an unrelated third-party valuation firm in accordance with the guidance provided by the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.
For the three and six months ended June 30, 2020, the fair value of the Class B Units was estimated using an option pricing model to allocate the equity value of the Company to the Class B Units based on their distribution rights. To derive the fair value of the Class B Unit liability, a two-step valuation approach was used. First the equity value of the Company was estimated. The Company considers asset, market, and income-based approaches. The Company determined that an income-based approach presented the best indication of value. As such, the Company relied upon a discounted cash flow approach using a five-year discrete projection period, discounting expected future cash flows back to that date. This calculated equity value was then allocated to the common units held by various stockholders using an option pricing model.
For the three and six months ended June 30, 2021, the fair value of the Class B Units was estimated using a probability-weighted expected return method. This method considered two scenarios: one based on a market approach according to a proposed acquisition of the Company and allocated through a liquidation waterfall, and the other based on the Company continuing as a private entity according to a discounted cash flow analysis, and allocated using an option pricing model. The results of these two methods were weighted to derive the fair value of the Class B Units as of June 30, 2021.
The discounted cash flow method estimates the equity value of the Company by projecting the Company’s net cash flows into the future and discounting these net cash flows to present value by applying a discount rate. Key inputs for this valuation include the Company’s projected cash flows and discount rate. Changes to these inputs could have a material impact on the accompanying consolidated financial statements.
The option pricing model allocates the equity value to each class of common units by preparing a breakpoint analysis to determine which securities would receive value at each threshold of a hypothetical liquidation. Then applying a Black-Scholes option pricing analysis to determine the incremental value of each respective breakpoint and allocating that value to each participating security based on its pro-rata ownership in the breakpoint. Key inputs for this valuation include the equity value of the Company, risk-free rate, allocation thresholds, and stock volatility.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
The Company considered several objective and subjective factors to determine the best estimate of the fair value of the Class B Units, including:
▪the Company’s historical and expected operating and financial performance;
▪current business conditions;
▪indications of value from external investors and their proposed value for the business;
▪the Company’s stage of development and business strategy;
▪macroeconomic conditions;
▪the Company’s weighted average cost of capital;
▪risk-free rates of return;
▪the volatility of comparable publicly traded peer companies; and
▪the lack of an active public market for the Company’s equity units.
See also Note 2, Stock Based Compensation.
10.Earnings Per Unit
The following table sets forth the computation of basic and diluted earnings per unit:

		Three Months Ended June 30, 2021
		Class A Units	Class B Units
Numerator
Distributed earnings		$1,181	$456
Undeclared and undistributed earnings:
Net loss	$(7,895)
Minus: Distributions to Class A unitholders	1,181
Undeclared and undistributed loss	(9,076)
Undeclared and undistributed (loss) earnings by unit class		(9,076)	—
Total (loss) earnings by unit class		$(7,895)	$456
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		528,519	526,580
Earnings per unit class:
Distributed earnings		$2.23	$0.87
Undistributed loss		(17.17)	—
Total		$(14.94)	$0.87

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)

		Three Months Ended June 30, 2020
		Class A Units	Class B Units
Numerator
Distributed earnings		$8,378	$5,757
Undeclared and undistributed earnings:
Net income	$(80,045)
Minus: Distributions to Class A unitholders	8,378
Undeclared and undistributed earnings	(88,423)
Undeclared and undistributed earnings by unit class		(88,423)	—
Total earnings by unit class		$(80,045)	$5,757
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		547,466	496,732
Earnings per unit class:
Distributed earnings		$15.30	$11.59
Undistributed earnings		(161.51)	—
Total		$(146.21)	$11.59

		Six Months Ended June 30, 2021
		Class A Units	Class B Units
Numerator
Distributed earnings		$15,098	$6,107
Undeclared and undistributed earnings:
Net loss	$(622,348)
Minus: Distributions to Class A unitholders	15,098
Undeclared and undistributed loss	(637,446)
Undeclared and undistributed (loss) earnings by unit class		(637,446)	—
Total (loss) earnings by unit class		$(622,348)	$6,107
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		528,519	526,580
Earnings per unit class:
Distributed earnings		$28.57	$11.60
Undistributed loss		(1,206.10)	—
Total		$(1,177.53)	$11.60

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)

		Six Months Ended June 30, 2020
		Class A Units	Class B Units
Numerator
Distributed earnings		$66,145	$38,070
Undeclared and undistributed earnings:
Net loss	$(96,546)
Minus: Distributions to Class A unitholders	66,145
Undeclared and undistributed loss	(162,691)
Undeclared and undistributed (loss) earnings by unit class		(162,691)	—
Total (loss) earnings by unit class		$(96,546)	$38,070
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		548,596	495,201
Earnings per unit class:
Distributed earnings		$120.57	$76.88
Undistributed loss		(296.56)	—
Total		$(175.99)	$76.88

11.Related Party Transactions
We have certain revenue share agreements with related parties. Accordingly, we recognized revenue from related parties of $246 and $890 for the three months ended June 30, 2021 and 2020, and $619 and $1,438 for the six months ended June 30, 2021 and 2020, respectively.
We also incurred revenue share expenses paid to related parties of $1,586 and $1,051 which were capitalized as contract origination costs for the three months ended June 30, 2021 and 2020, and $7,584 and $1,629 which were capitalized as contract origination costs for the six months ended June 30, 2021 and 2020, respectively. We also incurred revenue share expenses of $10 and $25 paid to a related party vendor owned by a Class A unitholder which were capitalized as contract origination costs for the three months ended June 30, 2021 and 2020, and $17 and $45 for the six months ended June 30, 2021 and 2020, respectively.
Additionally, a related party provided call center support and other services to the Company for which we recorded an expense within cost of revenue of $378 and $261 for the three months ended June 30, 2021 and 2020, and $613 and $843 for the six months ended June 30, 2021, respectively.
A related party also provided certain corporate functions to MarketWise and the costs of these services are charged to MarketWise and recorded within related party expenses in the accompanying consolidated statement of operations. We held balances of $1,419 and $3,288 as of June 30, 2021 and December 31, 2020 of related party payables related to these services. The balances with our related party are presented net and are included in related party payables, net in the consolidated balance sheet.
We earned fees and provided certain accounting and marketing services to companies owned by certain of MarketWise’s Class B unitholders. As a result, we recognized $79 and $90 in other income, net for the three months ended June 30, 2021 and 2020, and $142 and $194 for the six months ended June 30, 2021 and 2020, respectively. Related party receivables related to these services were $844 and $689 as of June 30, 2021 and December 31, 2020, respectively.
We lease offices from related parties. Lease payments made to related parties were $383 and $376 for the three months ended June 30, 2021 and 2020, and $767 and $752 for the six months ended June 30, 2021 and 2020, respectively, and rent expense of $556 was recognized in general and administrative expenses for the three months ended June 30, 2021 and 2020, and $1,112 for the six months ended June 30, 2021 and 2020, related to leases with

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
related parties. At June 30, 2021 and December 31, 2020, ROU assets of $11,149 and $11,957 and lease liabilities of $8,027 and $8,490 are associated with leases with related parties.
We lease office space from a company owned by certain Class B unitholders and made lease payments of $14 for the three months ended June 30, 2021 and 2020, and $28 for the six months ended June 30, 2021 and 2020, that were recognized in general and administrative expenses.
We incurred costs related to lead generation marketing from a related party vendor which was partially owned by a shareholder through November 2020. We purchased lead generation marketing of $2,917 and $8,044 for the three and six months ended June 30, 2020, respectively, which was recorded in sales and marketing expenses.
We incurred marketing costs from a related party vendor of $39 and $18 for the three months ended June 30, 2021 and 2020, and $75 and $38 for the six months ended June 30, 2021 and 2020, respectively, which was recorded in sales and marketing expenses.
In November 2015, we provided a loan to our Class B unitholders which bears interest at 3% and recognized a related party note receivable from the unitholders, which was repaid during 2020. We recognized $19 and $37 in interest income for the three and six months ended June 30, 2020, respectively.
In August 2019 we provided an additional loan to a Class B unitholder and recognized a related party note receivable from the unitholder of $3,000. We recognized $9 and $25 in interest income for the three and six months ended June 30, 2020, respectively. This loan was repaid during 2020.
In April 2020 we provided a loan to a Class A unitholder and recognized a related party note receivable from the unitholder of $1,148 as of December 31, 2020. We recognized $3 and $1 in interest income for the three months ended June 30, 2021 and 2020, and $5 and $1 for the six months ended June 30, 2021 and 2020, respectively. The interest rate on the loan is variable and was 1.02% as of June 30, 2021. The loan is due in April 2025, but is required to be repaid within 30 days if we complete an initial public offering.
12.Variable Interest Entities
We consolidated a VIE based on our ability to exercise power and being the primary beneficiary of the entity including directing the operations and marketing campaigns and sharing customer lists and publications, as of June 30, 2021 and December 31, 2020. There have been no reconsideration events during these periods. The assets of consolidated variable interest entities may only be used to settle obligations of these entities. In addition, there is no recourse to MarketWise for the consolidated VIE’s liabilities. The following represents financial information for the consolidated VIE included in the consolidated balance sheets:

	As of
	June 30, 2021	December 31, 2020
Current assets	$3,759	$3,787
Noncurrent assets	8	22
Total assets	$3,767	$3,809

Current liabilities	$3,109	$3,265
Noncurrent liabilities	—	—
Total liabilities	$3,109	$3,265

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
13.Supplemental Cash Flow Information
Supplemental cash flow disclosures are as follows:

	Six Months Ended June 30,
	2021	2020
Supplemental Disclosures of Cash Flow Information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(875)	$(1,694)
Operating lease right-of-use assets obtained in exchange for lease obligations from acquisitions	(398)	—

	As of June 30,
	2021	2020
Reconciliation of Cash and Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$241,532	$119,479
Restricted cash	500	504
Total	$242,032	$119,983
14.Subsequent Events
Subsequent events have been evaluated through August 12, 2021, which is the date that the financial statements were available to be issued.
In July 2021, the Company’s board approved and made a discretionary lifetime award payment of $10 million to the Company’s founder, who is a Class B unitholder and was formerly a member of the board.
Transaction Agreement
On July 20, 2021, as contemplated by that certain Business Combination Agreement, dated as of March 1, 2021, by and among Ascendant Digital Acquisition Corp. (“ADAC”), MarketWise, LLC, all of the members of MarketWise, LLC (the “MarketWise Members”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the MarketWise Members thereunder (as amended, the “Transaction Agreement”), ADAC filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which ADAC was domesticated and continues as a Delaware corporation, changing its name to “MarketWise, Inc.”.
As a result of, and upon the effective time thereof, among other things, (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of ADAC (the “ADAC Class A ordinary shares”) automatically converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of MarketWise, Inc. (the “Class A common stock”); (2) each of the then issued and outstanding redeemable warrants of ADAC automatically converted into a redeemable warrant to acquire one share of Class A common stock (the “warrants”); and (3) each of the then issued and outstanding units of ADAC that had not been previously separated into the underlying ADAC Class A ordinary shares and underlying warrants upon the request of the holder thereof were cancelled and entitled the holder thereof to one share of Class A common stock and one-half of one warrant. No fractional warrants were issued upon such separation.
On July 21, 2021, as contemplated by the Transaction Agreement, MarketWise, Inc. and MarketWise, LLC consummated the business combination contemplated by the Transaction Agreement whereby (i) MarketWise, LLC restructured its capitalization, appointed MarketWise, Inc. as its managing member, and issued to MarketWise, Inc. 28,003,096 common units of MarketWise, LLC (the “MarketWise Units”), which units entitle the holder to the distributions, allocations, and other rights under the Third Amended and Restated Operating Agreement of MarketWise, LLC (the “MarketWise Operating Agreement”), and 30,979,993 warrants to purchase MarketWise

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
Units and (ii) MarketWise, Inc. issued 291,092,300 shares of Class B common stock, par value $0.0001 per share, of MarketWise, Inc. (the “Class B common stock” and, together with the Class A common stock, the “common stock”) to the MarketWise Members.
As previously announced, on March 1, 2021, concurrently with the execution of the Transaction Agreement, ADAC entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 15,000,000 shares of Class A common stock at $10.00 per share for an aggregate commitment amount of $150,000,000 (the “PIPE Investment” and, together with the other transactions described above and all transactions contemplated by or pursuant to the Transaction Agreement and all other agreements, documents, instruments and certificates entered into in connection therewith and any and all exhibits and schedules thereto, the “Transactions”). The PIPE Investment was consummated on July 21, 2021 substantially concurrently with the closing of the other Transactions.
Immediately after giving effect to the Transactions, there were 28,003,096 shares of Class A common stock (including 3,051,000 Sponsor Earn Out Shares (as defined below)), 291,092,300 shares of Class B common stock, and 30,979,993 warrants outstanding (including 10,280,000 private placement warrants (as defined below)). Upon the consummation of the Transactions, ADAC’s ordinary shares, warrants, and units ceased trading on The New York Stock Exchange, and MarketWise, Inc.’s Class A common stock and warrants began trading on the Nasdaq under the symbols “MKTW” and “MKTW W,” respectively. Immediately after giving effect to the Transactions, (1) ADAC’s public shareholders owned approximately 0.1% of the outstanding MarketWise, Inc. common stock, (2) the MarketWise Members (without taking into account any public shares held by the MarketWise Members prior to the consummation of the Transactions) owned approximately 91.2% of the outstanding MarketWise, Inc. common stock, (3) Ascendant Sponsor LP, a Cayman Islands exempted limited partnership and related parties collectively owned approximately 3.2% of the outstanding MarketWise, Inc. common stock (including 3,051,000 Sponsor Earn Out Shares), and (4) the PIPE Investors owned approximately 4.7% of the outstanding MarketWise, Inc. common stock.